Exhibit 99.1

The Meet Group Reports Second Quarter 2019 Financial Results

NEW HOPE, Pa., July 31, 2019 – The Meet Group, Inc. (NASDAQ: MEET), a leading provider of interactive livestreaming solutions, today reported financial results for its second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Total revenue of $52.0 million, up 22% from the prior year quarter.

•	GAAP net income of $2.2 million, or $0.03 per diluted share, compared to a GAAP net loss of $0.2 million or $0.00 per diluted share in the prior year quarter.

•	Adjusted EBITDA of $9.8 million, compared to Adjusted EBITDA of $7.6 million in the prior year quarter.

•	Non-GAAP net income of $8.8 million, or $0.11 per diluted share, compared to $6.4 million, or $0.08 per diluted share, in the prior year quarter.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“Strong execution in video continued to drive our business growth,” said Geoff Cook, Chief Executive Officer of The Meet Group. “We grew revenue 22% from the prior year quarter to a new record high fueled by video revenue growth of 150% over the same period. We increased adjusted EBITDA by 29% and we generated $10.2 million in free cash flow – the highest quarterly free cash flow in our history.

“Our video results in the quarter were solid,” continued Cook. “We grew daily active video users (“vDAU”) on our platform to 892,000, or roughly 21% of users on our apps where Live is available. Average video revenue per daily active video user (“vARPDAU”) was $0.26 in the quarter, up from $0.15 for the prior year quarter and flat sequentially on higher video daily active users.

“During the quarter we completed the development of several new products including Levels and 1x1 video chat, and we launched those products on our MeetMe app earlier this month. We also further strengthened user safety on our platform with the introduction of industry-first safety practices including: prominent abuse reporting; an ongoing safety education pledge; and more stringent content moderation standards. We now require streamers to review and acknowledge our standards prior to initiating every new stream, and we are developing a comprehensive safety pledge system to educate users on dating and livestreaming safety.

“We believe these enhancements will set the foundation for the successful launch of our first livestreaming dating game in the fourth quarter of this year. We believe that continuous improvements in our safety practices will provide a solid foundation on which we can grow video revenue over the long term, although we note that in the short-run we expect some pressure to video revenue as we educate our community on our updated processes.

“Looking to the opportunity ahead in video, we continue to execute against our long-term plan to generate $200 million of annualized video revenue by year end 2021. We believe we can grow vDAU share to 25% and beyond by early 2020 on the back of the successful launch of our livestreaming dating game and that we will continue to grow vARPDAU with our recent launch of Levels and VIP badges. As such, we expect to aggressively buyback our stock throughout the second half of this year per our recently instituted $30 million share repurchase authorization.”

Second Quarter Financial Results

For the second quarter of 2019, the Company reported revenue of $52.0 million, an increase of $9.2 million, or 22%, from $42.8 million in the second quarter of 2018. GAAP net income for the second quarter of 2019 was $2.2 million, or $0.03 per diluted share, compared to a GAAP net loss of $0.2 million or $0.00 per diluted share in the second quarter of 2018. Adjusted EBITDA for the second quarter of 2019 was $9.8 million, compared to $7.6 million in the second quarter of 2018. Non-GAAP net income for the second quarter of 2019 was $8.8 million, or $0.11 per diluted share, compared to $6.4 million, or $0.08 per diluted share, in the second quarter of 2018.

The Company ended the quarter with $26.1 million in cash and cash equivalents.

Company Outlook

The Company is providing the following outlook for the third quarter and full year 2019.

Third quarter 2019:

•	Revenue in the range of $50.5 million to $51.0 million

•	Adjusted EBITDA in the range of $9.3 million to $9.5 million

Full year 2019:

•	Revenue to be within the lower end of the previously issued range of $210.0 million to $215.0 million

•	Adjusted EBITDA to continue to be in the range of previously issued guidance of $39.0 million to $42.0 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,052,704	$28,365,725
Accounts receivable, net of allowance of $1,363,319 and $383,579 at June 30, 2019 and December 31, 2018, respectively	24,347,153	27,148,484
Prepaid expenses and other current assets	6,063,452	4,911,057
Total current assets	56,463,309	60,425,266
Goodwill	157,388,320	148,132,873
Property and equipment, net	4,027,033	4,633,764
Operating lease right-of-use assets, net	5,498,822	—
Intangible assets, net	34,648,534	36,558,439
Deferred taxes	15,318,336	15,648,572
Other assets	1,584,348	2,453,255
Total assets	$274,928,702	$267,852,169
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,402,910	$9,071,193
Accrued liabilities	19,030,861	19,112,303
Current portion of long-term debt	15,000,000	18,566,584
Current portion of capital lease obligations	101,446	134,067
Current portion of operating lease liabilities	2,203,055	—
Deferred revenue	4,677,161	4,620,690
Total current liabilities	46,415,433	51,504,837
Long-term capital lease obligations, less current portion	12,005	58,683
Long-term debt, less current portion, net	17,681,962	18,087,956
Long-term operating lease liabilities, less current portion	3,341,631	—
Long-term derivative liability	231,092	940,216
Other liabilities	848,334	39,651
Total liabilities	68,530,457	70,631,343
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 76,227,583 and 74,697,526 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	76,228	74,700
Additional paid-in capital	425,075,744	419,455,818
Accumulated deficit	(216,814,600)	(220,276,025)
Accumulated other comprehensive loss	(1,939,127)	(2,033,667)
Total stockholders’ equity	206,398,245	197,220,826
Total liabilities and stockholders’ equity	$274,928,702	$267,852,169

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$52,000,104	$42,801,745	$101,513,341	$80,439,538
Operating costs and expenses:
Sales and marketing	9,059,530	7,753,486	16,900,396	14,801,479
Product development and content	30,149,797	24,411,288	61,273,172	46,512,825
General and administrative	5,892,437	5,154,103	10,820,219	10,623,281
Depreciation and amortization	3,430,018	3,505,180	6,628,122	7,134,783
Acquisition and restructuring	25,454	1,036,602	504,449	4,386,553
Total operating costs and expenses	48,557,236	41,860,659	96,126,358	83,458,921
Income (loss) from operations	3,442,868	941,086	5,386,983	(3,019,383)
Other income (expense):
Interest income	27,605	2,742	59,994	9,950
Interest expense	(328,196)	(671,294)	(731,060)	(1,278,980)
Gain (loss) on foreign currency transactions	(2,380)	4,216	(67,589)	107,259
Other	(787)	28,571	2,762	21,627
Total other expense	(303,758)	(635,765)	(735,893)	(1,140,144)
Income (loss) before income tax expense	3,139,110	305,321	4,651,090	(4,159,527)
Income tax expense	(935,284)	(540,593)	(1,189,665)	(288,406)
Net income (loss)	$2,203,826	$(235,272)	$3,461,425	$(4,447,933)

Basic and diluted net income (loss) per common stockholder:
Basic net income (loss) per common stockholder	$0.03	$—	$0.05	$(0.06)
Diluted net income (loss) per common stockholder	$0.03	$—	$0.04	$(0.06)

Weighted average shares outstanding:
Basic	75,648,621	72,753,487	75,250,562	72,369,619
Diluted	78,508,559	72,753,487	78,656,115	72,369,619

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$3,461,425	$(4,447,933)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,628,122	7,134,783
Amortization right-of-use assets	1,293,657	—
Stock-based compensation expense	5,290,053	4,259,795
Deferred taxes	268,015	(441,417)
(Gain) loss on foreign currency transactions	67,589	(107,259)
Bad debt expense	909,140	290,426
Amortization of loan origination costs	94,006	164,313
Change in contingent consideration obligations	63,667	—
Changes in operating assets and liabilities:
Accounts receivable	2,414,200	2,141,980
Prepaid expenses, other current assets and other assets	(483,916)	(2,426,711)
Accounts payable and accrued liabilities	(6,019,870)	2,344,109
Deferred revenue	(19,276)	686,332
Net cash provided by operating activities	13,966,812	9,598,418
Cash flows from investing activities:
Purchase of property and equipment	(687,725)	(256,391)
Acquisition of business, net of cash acquired	(11,807,925)	—
Net cash used in investing activities	(12,495,650)	(256,391)
Cash flows from financing activities:
Proceeds from exercise of stock options	702,717	232,416
Payments of capital leases	(77,507)	(142,043)
Proceeds from borrowings of debt	7,000,000	—
Payments for restricted stock awards withheld for taxes	(371,316)	(306,120)
Payments of contingent consideration	—	(5,000,000)
Payments on long-term debt	(11,066,584)	(7,500,000)
Net cash used in financing activities	(3,812,690)	(12,715,747)
Change in cash and cash equivalents prior to effects of foreign currency exchange rate	(2,341,528)	(3,373,720)
Effect of foreign currency exchange rate (translation)	28,507	(256,818)
Net decrease in cash and cash equivalents	(2,313,021)	(3,630,538)
Cash and cash equivalents at beginning of period	28,365,725	25,052,995
Cash and cash equivalents at end of period	$26,052,704	$21,422,457
Supplemental disclosure of cash flow information:
Cash paid for interest	$630,130	$1,110,448

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%
User pay revenue	$36,921,301	71.0%	$25,570,553	59.7%	$72,746,410	71.7%	$47,976,083	59.6%
Advertising	15,078,803	29.0%	17,231,192	40.3%	28,766,931	28.3%	32,463,455	40.4%
Total revenue	$52,000,104	100.0%	$42,801,745	100.0%	$101,513,341	100.0%	$80,439,538	100.0%

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$2,203,826	$(235,272)	$3,461,425	$(4,447,933)

Interest expense	328,196	671,294	731,060	1,278,980
Income tax expense	935,284	540,593	1,189,665	288,406
Depreciation and amortization	3,430,018	3,505,180	6,628,122	7,134,783
Stock-based compensation expense	2,865,336	2,090,870	5,290,053	4,259,795
Acquisition and restructuring	25,454	1,036,602	504,449	4,386,553
(Gain) loss on foreign currency transactions	2,380	(4,216)	67,589	(107,259)
Adjusted EBITDA	$9,790,494	$7,605,051	$17,872,363	$12,793,325

GAAP basic net income (loss) per common stockholder	$0.03	$—	$0.05	$(0.06)
GAAP diluted net income (loss) per common stockholder	$0.03	$—	$0.04	$(0.06)
Basic adjusted EBITDA per common stockholder	$0.13	$0.10	$0.24	$0.18
Diluted adjusted EBITDA per common stockholder	$0.12	$0.10	$0.23	$0.16

Weighted average shares outstanding:
Basic	75,648,621	72,753,487	75,250,562	72,369,619
Diluted	78,508,559	78,240,935	78,656,115	77,574,279

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP Net income (loss)	$2,203,826	$(235,272)	$3,461,425	$(4,447,933)

Stock-based compensation expense	2,865,336	2,090,870	5,290,053	4,259,795
Amortization of intangibles	2,777,661	2,954,485	5,339,564	6,011,094
Income tax expense	935,284	540,593	1,189,665	288,406
Acquisition and restructuring	25,454	1,036,602	504,449	4,386,553
Non-GAAP net income	$8,807,561	$6,387,278	$15,785,156	$10,497,915

GAAP basic net income (loss) per common stockholder	$0.03	$—	$0.05	$(0.06)
GAAP diluted net income (loss) per common stockholder	$0.03	$—	$0.04	$(0.06)
Basic Non-GAAP net income per common stockholder	$0.12	$0.09	$0.21	$0.15
Diluted Non-GAAP net income per common stockholder	$0.11	$0.08	$0.20	$0.14

Weighted average shares outstanding:
Basic	75,648,621	72,753,487	75,250,562	72,369,619
Diluted	78,508,559	78,240,935	78,656,115	77,574,279

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$10,603,897	$2,162,946	$13,966,812	$9,598,418
Less: purchase of property and equipment	405,084	83,749	687,725	256,391
Free cash flow	$10,198,813	$2,079,197	$13,279,087	$9,342,027

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2019 financial results today, July 31, 2019 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 7712889 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 7712889 through August 7,2019. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe®, LOVOO®, Skout®, Tagged® and Growlr®, deliver live interactions and meaningful connections to millions of users daily. Headquartered in New Hope, PA, we have offices in Philadelphia, San Francisco, Dresden, and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether third quarter 2019 and full year 2019 revenue and Adjusted EBITDA will be in the projected outlook ranges; whether strong execution in video will continue to drive our business growth; whether we will continue to require streamers to review and acknowledge our standards prior to initiating every new stream; whether we will develop a comprehensive safety pledge system to educate users on dating and livestreaming safety as anticipated; whether our safety enhancements will set the foundation for the successful launch of our first livestreaming dating game; whether we will launch our livestreaming dating game in the fourth quarter as anticipated; whether our safety enhancements will set the foundation for the successful launch of our first livestreaming dating game in the fourth quarter of this year; whether we will launch our livestreaming dating game in the fourth quarter of this year; whether we will continuously improve our safety practices as anticipated and whether such improvements will provide a solid foundation on which we can grow video revenue over the long term; whether in the short-term there will be there will be pressure to video revenue as we educate our community on our updated processes; whether we will generate $200 million of annualized video revenue by year end 2021; whether we will grow vDAU share to 25% and beyond by early 2020 on the back of the successful launch of our dating game; whether we will continue to grow vARPDAU with Levels and 1x1 video chat; and whether we will aggressively buyback our stock throughout the second half of this year as anticipated. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 9, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and LOVOO. The Company defines Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Video Revenue per Daily Active User (vARPDAU) as the average daily revenue per vDAU. The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with GAAP, in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below for these historical non-GAAP financial measures to their directly comparable GAAP financial measures.  Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its adjusted EBITDA outlook that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, changes in warrant obligations, nonrecurring acquisition, restructuring or other expenses, gain or loss on disposal of assets, gain or loss on foreign currency adjustment, and goodwill and long-lived asset impairment charges, if any. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, goodwill and long-lived asset impairment charges and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010